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                                                                        EX 10.11

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 31 day of October, 1997, by and between INCON TECHNOLOGIES, INC., a Delaware corporation (the "Company"), JOHN R. PALMER (the "Executive"), and BIONUTRICS, INC., a Nevada corporation ("Bionutrics").

                                    RECITALS:

         A. The Executive is currently serving as chief executive officer and president of the Company.

         B. Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated as of October 31, 1997, among the Company, its principals, Bionutrics, its wholly owned subsidiaries Nutrition Technology Corporation and BNRX Inc., Delaware corporations, the Company will become a wholly owned subsidiary of Nutrition Technology Corporation, a Delaware Corporation.

         C. The parties hereto desire to enter into this Agreement to establish the terms and conditions of the continued employment relationship between the Executive and the Company following, the Closing (as defined in the Merger Agreement).

                                   AGREEMENT:

         In consideration of the recitals, mutual promises and respective covenants and agreements of the parties contained herein, the parties agree as follows~

1.       EMPLOYMENT.

         The Company hereby agrees to continue to employ the Executive as its President and Chief Executive Officer ("CEO"), and the Executive hereby agrees to continue to serve the Company in such capacity, upon the terms and conditions set forth in this Agreement. The period of the Executive's employment with the Company pursuant to this Agreement shall be referred to as the "Employment Period". The Executive's employment by the Company shall terminate as of the last day of the Employment Period.

2.       AUTHORITY AND DUTIES.

         (a) Authority. The Executive shall have the duties and authority as are consistent with, and customarily associated with, the office of President and CEO for business organizations similar to the Company in scope and purpose, and such other reasonable duties and authority as may be determined from time to time by the Board of Directors of the Company (the "Board").

         (b) Duties. During the Employment Period, the Executive agrees to devote his full time and all his skill, knowledge and working time (vacation time and absence for sickness or disability excepted) to the business of the Company and to the betterment of the Company.
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         (c) Conflicts. Nothing herein shall be construed to prohibit the
Executive from serving on boards or committees of other companies for a profit or non-profit and investing his assets in such form or manner as he shall wish; provided, that no such service or investment(s) shall conflict or interfere with the duties and responsibilities of his office or with his loyalty to the Company. The foregoing notwithstanding, the Company acknowledges that the Executive has a current equity interest in, and performs services for, a business entity known as InCon Industries, Inc. ("III"). Provided that the Executive does not thereby violate any provision of this Agreement, the Executive may (i) continue to provide service to III not to exceed on average four hours per week for a period that shall end on the date three months from the date of this Agreement (following which the Executive shall have no management or operational involvement in III), and (ii) retain a passive investment interest in III and serve on its board of directors.

3.       COMPENSATION AND BENEFITS.

         (a) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary at an annual rate (the "Base Salary") of $200,000 payable with the same frequency and on the same basis that the Company normally makes salary payments to other executive personnel ("Payment Practices"), and subject to all applicable deductions or reductions therein made pursuant to the Executive's elections under the Company's compensation and/or benefit plans or programs. The payment of the Base Salary shall not be deemed the exclusive compensation of the Executive, and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company for which he qualifies or is designated to qualify by the Board.

         (b) Incentive Compensation. In addition to any other compensation to which the Executive may be entitled hereunder, the Executive shall participate in an annual incentive plan ("AIP") if pre-tax profits determined in accordance with GAAP (except that to pre-tax profits so calculated shall be added the deduction, if any, for amortization of good will acquired as a result of allocation of the purchase price under the Merger Agreement) for the fiscal year in question for the Company and Rye Investments, Ltd., a British Virgin Islands corporation owned by the shareholders of the Company, or the successor to the business of Rye Investment, Ltd., acquired by Bionutrics exceed the amount (the"Hurdle") equal to (i) $3 million, plus (ii) interest at 18% per annum from date of contribution on capital contributed by Bionutrics to the business of the Company and Rye Investments, Ltd. plus (iii) the prior cumulative annual shortfall if any in meeting the Hurdle. The AIP shall be equal to 10% percent of the excess if any of pre-tax profits over the Hurdle, and shall be payable during the term of employment and in respect of two fiscal years after termination of employment. If the Employment Period terminates on a date other than the last day of a fiscal year, the Executive's share of the AIP, if any, for the corresponding portion of the third fiscal year after termination of the Employment Period shall be calculated pro rata based upon the elapsed portion of the fiscal year prior to termination. Payments of AIP shall be made within 90 days after the close of the Company's fiscal year.


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         (c) Vehicle. The Company shall provide the Executive the use of a vehicle of his choice provided that its cost to the Company shall be no more than $750 per month for the Employment Period.

         (d) Vacation. The Executive shall be entitled to 20 business days of vacation per calendar year, which shall be earned on a pro-rata basis throughout each such year. The Executive may take vacation days in advance of their accrual upon the prior consent of the Company. Upon the termination of the Employment Period, the Company shall pay the Executive for accrued but unused vacation days at the rate of the Base Salary then in effect. The Executive shall also be entitled to all paid holidays given by the Company generally to its employees. The Executive may carry from one calendar year to the next a maximum of 15 unused vacation days.

         (e) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company; provided, that such expenses are properly accounted for by the Executive to the Company.

         (f) Other Benefits. The Executive and his family shall be entitled to participate in each of the Company's employee benefit plans and arrangements, including medical insurance and disability and such additional benefit plans and arrangements as are provided to executives of Bionutrics at the Executive's level and shall be entitled to continued life insurance coverage during the Employment Period.

         (g) Stock Options. Executive and Bionutrics shall execute a Stock Option Agreement in the form attached hereto as Exhibit A, whereby Executive shall be provided the option to acquire up to 100,000 shares of the common stock of Bionutrics at the market value per share as determined by the Board on the date of grant. The date of grant shall if practicable under Bionutrics 1997 stock option plan be as of October 22, 1997, the date of board approval of the merger agreement or, if not practicable in the judgment of Bionutrics within ten days after the merger. The Executive's interest in the options described in the Stock Option Agreement shall vest one-third on each of the first, second and third anniversaries of the commencement of the Employment Period.

4.       TERMINATION EVENTS.

         (a) The Employment Period may be terminated by the Company as of the respective dates set forth in Sections 4(a)(i)-(iii), and the Company shall pay the Executive within thirty 30 days of the date of such termination, in full satisfaction of all obligations by the Company to the Executive under this Agreement, an amount equal to the sum of (x) in the case of a termination pursuant to Section 4(a)(i), (ii) or (iii), all unreimbursed expenses payable as provided in accordance with Section 3(e) above, (y) in the case of a termination pursuant to Section 4(a)(i), (ii) or (iii), all Base Salary earned through the last day of the Employment Period, and (z) in the


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case of a termination pursuant to Section 4(a)(i) or (ii), the Executive's share of the AIP Bonus, if any, earned through the last day of the Employment Period:

                  (i) By the Death of the Executive. The date of death of the Executive shall be the date of termination of the Employment Period.

                  (ii) By the Disability of the Executive. The Company may terminate the Employment Period on the date it is determined that the Executive suffers from a physical or mental disability that renders him unable to continue performing his duties under this Agreement. The Executive shall be deemed to be so disabled if either (i) a physician selected according to the mutual recommendation of a physician nominated by the Company and the Executive's personal physician advises the Company that the Executive's physical or mental condition will render the Executive unable to perform his duties on a substantially full-time basis for a period exceeding six three consecutive months, or (ii) due to a physical or mental condition, the Executive has not substantially performed his duties hereunder on a substantially full-time basis for a period of four and one-half consecutive months or, in each case, for six months in any 12-month period.

                  (iii) By the Company for Cause. The Company may terminate the Employment Period at any time for "cause", which shall mean (i) a material default or breach by the Executive of his obligations under Section 5 of this Agreement, or (ii) an act or acts of dishonesty or moral turpitude that are materially injurious to the Company, financially or otherwise, (iii) willful and persistent inattention to the services and duties required of the Executive under this Agreement after notice and Executive's failure to cure within 30 days or (iv) conviction of any felonious criminal act. Upon the happening of one of the above-mentioned events, the Company may give the Executive a notice of termination specifying the reason(s) for the termination. The date on which such notice is provided to the Executive shall be the date of termination of the Employment Period. No act or omission on the part of the Executive shall be deemed willful if it is done by the Executive in good faith and upon the reasonable belief that such act or omission was in the best interest of the Company.

         (b) The Company may at any time, or the Executive may at least 36 months after the closing under the Merger Agreement, terminate the Employment Period upon six months' written notice to the Executive or Company as the case may be (the "Notice Period") with or without cause, provided that the Executive may, at least 12 months after such closing, terminate the Employment Period upon six months' notice if the Board of the Company substantially reduces his responsibilities as CEO and fails within 30 days of notice to substantially restore such eliminated responsibilities. The Company shall have the option of requiring the Executive to continue performing services during the Notice Period or to prohibit the Executive from performing such services. In either case the effective date of termination shall be the date that is six months after the date of the termination notice. In the event of termination of the Employment Period pursuant to this Section 4(b), the Company shall pay the Executive in addition to AIP (i) all unreimbursed expenses payable as provided in accordance with Section 3(e), (ii) all Base Salary earned through the last day of the Employment Period and (iii) monthly


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severance pay for 24 months equal to 1/12th of the Executive's Base Salary as of the commencement of Notice Period.

         (c) The Executive may, during the 36-month period after the Closing, terminate the Employment Period upon 30 days' written notice, in which case the Executive shall receive the compensation and benefits set forth in Section 3(a),
(c), (d), (e) and (f) hereunder to which the Executive is entitled through the date of termination.

5.       COVENANT NOT TO COMPETE.

         (a) Interests to be Protected. The parties acknowledge that during the term of the Executive's employment with the Company, the Executive will perform essential services for the Company. The Executive will be exposed to, have access to, and be required to work with, a considerable amount of the Company's confidential information. The parties expressly recognize that should the Executive compete with Company in any manner whatsoever (as defined in Section 5(b) below), it could seriously impair the good will and diminish the value of the Company's business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of the Company, its stockholders and employees. For these and other reasons, and the fact that there are many other employment opportunities available to the Executive if the Employment Period should terminate for any reason, the Executive stipulates that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

         (b) Non-Competition. During the Employment Period and for the period ending 24 months after termination of the Employment Period, in the case of clause (i) and 36 months after such termination in the case of clause (ii), the Executive shall not (whether directly or indirectly, as owner, principal, agent, director, officer, manager, employee, partner or in any other capacity) (i) compete in any manner with the Company in any line of business in which it is engaged as of the termination of the Employment Period or if pursuant to a plan adopted during the Employment Period during the 24-month period following such termination or in any line of business the Executive is so notified by the Company during the Employment Period that the Company or Rye intends to pursue during such 24-month period or (ii) solicit or accept business from any person who during the preceding 36 months was a customer of the Company or Rye, provided that the foregoing shall not apply if the Company is in default of its obligations pursuant to Section 3(b) to pay AIP benefits or in default of its obligations to make payments to the Executive pursuant to Section 4(a), (b) or
(c).

         (c) Equitable Relief. In the event a violation of any of the restrictions contained in this Section 5 is established, the Company shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of a violation of any


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provision of Section 5(b) of this Agreement, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation are finally terminated in good faith.

         (d) Restrictions Separable. If the scope of any provision of this
Section is found by a court to be too broad to permit enforcement to its full extent, such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Section 5 may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section is independent and separable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

6.       ARBITRATION.

         Any disputes or controversies arising under this Agreement shall be resolved through an arbitration proceeding that shall be held in Chicago, Illinois, in accordance with the rules of the American Arbitration Association by an arbitrator selected by the Arbitration Committee of such Association. The decision rendered by such arbitrator shall be final and binding, and judgment on such decision may be entered by either party in the highest court, state or federal, having jurisdiction. The parties stipulate that the arbitration provisions hereof shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative tribunal with respect to the subject matter arbitrated. The cost and expense of arbitration shall be paid by the party to whom the decision is adverse as determined by the arbitrator.

7.       NO CONFLICTS.

         The Executive represents, warrants and covenants that he is not a party to or bound by any consulting, non-competition, non-solicitation or confidentiality agreement or the like that would in any manner conflict or interfere with the Executive's ability to fulfill his duties under this Agreement.

8.       SUCCESSORS AND ASSIGNS.

         This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees provided that the Executive may not assign his obligations under this Agreement without the prior written consent of the Company.


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9.       NOTICES.

         For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed sufficient if sent by certified mail, return receipt requested, to the Executive's residence in the case of the Executive or to the Bionutrics principal office in the case of the Company or Bionutrics.

10.      MISCELLANEOUS.

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and another officer specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

11.      GOVERNING LAW,

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.

12.      VALIDITY.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all together shall constitute one and the same instrument.

14.      CONDITION PRECEDENT.

         This Agreement shall not be effective until the closing under the Merger Agreement and the effectiveness of the merger contemplated therein.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             INCON TECHNOLOGIES, INC.


                                             By:      /s/James M. Belcher
                                                      --------------------------
                                                      Name:  James M. Belcher


                                             EXECUTIVE


                                             /s/John R. Palmer
                                             -----------------------------------
                                             John R. Palmer

                                             BIONUTRICS, INC.


                                             By:      /s/Ronald H. Lane
                                                      --------------------------
                                                      Name:  Ronald H. Lane
                                                      Title: President


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